Exhibit 5.2

January 2, 2014	ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX www.foley.com WRITER’S DIRECT LINE 414.297.5846 CLIENT/MATTER NUMBER 026375-0167

PERSONAL AND CONFIDENTIAL

Popular, Inc.

P.O. Box 362708 (Mail Stop 914)

San Juan, PR 00936-2708

Ladies and Gentlemen:

We are counsel to Popular, Inc. (the “Company”), and have acted as co-counsel in conjunction with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 300,000 shares of the Company’s Common Stock, $0.01 par value (the “Common Stock”), which may be issued or acquired pursuant to the Popular, Inc. USA 401(k) Savings and Investment Plan (the “Plan”).

As such counsel, we have examined the Plan (including any amendments thereto), as submitted to the Internal Revenue Service and all amendments to the Plan that, to our knowledge, the Company has adopted subsequent to the date the Plan was filed with the Internal Revenue Service.

Based upon the foregoing, we are of the opinion the Plan, as amended, complies with the applicable requirements of the Employee Retirement Income Security Act of 1974 (“ERISA”), as and to the extent that ERISA applies to such Plan.

This opinion is for the limited purpose of facilitating the Company’s Registration Statement, and we consent to the use of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act. The opinion is not to be used for any other purpose.

Very truly yours, FOLEY & LARDNER LLP

By:	/s/ Leigh C. Riley
Leigh C. Riley

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